Exhibit 99.1

FOR THE EXTRAORDINARY GENERAL MEETING OF ASPIRATIONAL CONSUMER LIFESTYLE CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Ravi Thakran and Mark Bedingham (collectively, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote all of the ordinary shares of Aspirational Consumer Lifestyle Corp. (“Aspirational”) that the undersigned is entitled to vote (the “Shares”) at the extraordinary general meeting of the Company to be held at , Eastern time, on , 2021, at , or virtually via live webcast at https://www.cstproxy.com/aspconsumer/sm2021, and any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed below and, unless such authority is withheld on the reverse side hereof, the Proxies' discretion on such other matters as may properly come before the extraordinary general meeting or any adjournment thereof. The undersigned acknowledges receipt of the accompanying proxy statement/prospectus and revokes all prior proxies for said extraordinary general meeting. THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY CARD, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. (Continued and to be marked, dated and signed on reverse side) P R O X Y C A R D Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Aspirational Consumer Lifestyle Corp. to be held at , Eastern time, on , 2021, at , or virtually via live webcast at https://www.cstproxy.com/aspconsumer/sm2021. The notice of extraordinary general meeting and accompanying proxy statement/prospectus are available at: https://www.cstproxy.com/aspconsumer/sm2021

ASPIRATIONAL CONSUMER LIFESTYLE CORP. — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL PROPOSALS.

Please mark vote as indicated in this example ☒

Proposal No. 1 — The BCA Proposal — to consider and vote upon a proposal to approve by ordinary resolution and adopt the Agreement and Plan of Merger, dated as of February 1, 2021 , as amended by Amendment No. 1 to the Merger Agreement, dated as of May 6, 2021 (as may be further amended, the "Merger Agreement"), by and among Aspirational, WUP, Merger Sub, Blocker Sub, the Blocker Merger Subs and the Blockers (as such terms are defined in the accompanying proxy statement/prospectus), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Merger Agreement provides for, among other things, (x) the simultaneous mergers of the Blockers with and into the respective Blocker Merger Subs, with the Blockers surviving each merger as wholly owned subsidiaries of Aspirational, (y) the subsequent simultaneous mergers of the surviving Blockers with and into Blocker Sub, with Blocker Sub surviving each merger, and (z) the subsequent merger of Merger Sub with and into WUP, with WUP surviving the merger, with Aspirational as its managing member (clauses (x), (y) and (z) collectively, the "Mergers"), in each case in accordance with the terms and subject to the conditions of the Merger Agreement, as more fully described elsewhere in the accompanying proxy statement/prospectus (the "BCA Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 2 — The Domestication Proposal — to consider and vote upon a proposal to approve by special resolution, the change of Aspirational's jurisdiction by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the "Domestication" and, together with the Mergers, the "Business Combination") (the "Domestication Proposal");

FOR ☐ AGAINST ☐ ABSTAIN ☐

Organizational Documents Proposals — to consider and vote upon the following four separate proposals (collectively, the "Organizational Documents Proposals") to approve by special resolution, the following material differences between Aspirational's Amended and Restated Memorandum and Articles of Association (as may be amended from time to time, the "Cayman Constitutional Documents") and the proposed new certificate of incorporation ("Proposed Certificate of Incorporation") and the proposed new bylaws ("Proposed Bylaws") of Aspirational Consumer Lifestyle Corp. (a corporation incorporated in the State of Delaware, and the filing with and acceptance by the Secretary of State of Delaware of the certificate of domestication in accordance with Section 388 of the General Corporation Law of the State of Delaware (the "DGCL")), which will be renamed "Wheels Up Experience Inc." in connection with the Business Combination (Aspirational after the Domestication and/or the Business Combination, including after such change of name, as applicable, is referred to herein as "Wheels Up"):

(A) Proposal No. 3—Organizational Documents Proposal A — to authorize the change in the authorized capital stock of Aspirational from 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001, to 2,500,000,000 shares of Class A common stock, par value $0.0001 per share, of Wheels Up (the "Wheels Up Class A common stock") and 25,000,000 shares of preferred stock, par value $0.0001 per share, of Wheels Up (the "Wheels Up preferred stock");

FOR ☐ AGAINST ☐ ABSTAIN ☐

(B) Proposal No. 4 — Organizational Documents Proposal B — to authorize the board of directors of Wheels Up to issue any or all shares of Wheels Up preferred stock in one or more classes or series, with such terms and conditions as may be expressly determined by the Wheels Up board of directors and as may be permitted by the DGCL;

FOR ☐ AGAINST ☐ ABSTAIN ☐

(C) Proposal No. 5 — Organizational Documents Proposal C — to provide that the board of directors of Wheels Up be divided into three classes with only one class of directors being elected in each year and each class serving a three-year term; and

FOR ☐ AGAINST ☐ ABSTAIN ☐

(D) Proposal No. 6 — Organizational Documents Proposal D — to authorize all other changes in connection with the replacement of the Cayman Constitutional Documents with the Proposed Certificate of Incorporation and Proposed Bylaws as part of the Domestication (copies of which are attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively), including (i) changing the corporate name from "Aspirational Consumer Lifestyle Corp." to "Wheels Up Experience Inc." in connection with the Business Combination, (ii) making Wheels Up's corporate existence perpetual, (iii) adopting Delaware as the exclusive forum for certain stockholder litigation, (iv) restricting the ability of persons that are not "Citizens of the United States" to own more than 25% of the voting power of Wheels Up, (v) being subject to the provisions of Section 203 of the DGCL and (vi) removing certain provisions related to Aspirational's status as a blank check company that will no longer be applicable upon consummation of the Business Combination, all of which Aspirational's board of directors believes is necessary to adequately address the needs of Wheels Up after the Business Combination;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 7 — Director Election Proposal — to consider and vote upon a proposal, assuming the BCA Proposal, the Domestication Proposal and the Organizational Documents Proposals are approved, to elect 11 directors, who, upon consummation of the Business Combination, will be the directors of Wheels Up;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 8 — The Stock Issuance Proposal — to consider and vote upon a proposal to approve by ordinary resolution, for purposes of complying with the applicable provisions of Section 312.03 of the NYSE Listed Company Manual, the issuance of shares of Wheels Up Class A common stock to (a) the PIPE Investors pursuant to the PIPE Investment (as such terms are defined in the accompanying proxy statement/prospectus) and (b) the WUP equityholders pursuant to the Merger Agreement;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 9 — The Equity Incentive Plan Proposal — to consider and vote upon a proposal to approve by ordinary resolution, the Wheels Up 2021 Long-Term Incentive Plan;

FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 10 — The Adjournment Proposal — to consider and vote upon a proposal to approve the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the extraordinary general meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

Dated: ______________________________________, 2021

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Signature

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(Signature if held Jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, guardians and attorneys should indicate the capacity in which they sign. Attorney should submit powers of attorney. A vote to abstain will not be treated as a vote on the relevant proposal.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER(S). IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED "FOR" EACH OF THE PROPOSALS SET FORTH ABOVE.